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Exhibit 2.1

PLAN OF MERGER

        THIS PLAN OF MERGER (the "Plan") is dated as of January 31, 2002, and is by and between DAKOTA GROWERS PASTA COMPANY (the "North Dakota Cooperative") and DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE ("Colorado Cooperative"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."

        WHEREAS, the North Dakota Cooperative is a cooperative association organized under Section 10-15 of the North Dakota Cooperative Association Act (the "North Dakota Act"); and Colorado Cooperative is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Cooperative Act"), and is a wholly owned subsidiary of the North Dakota Cooperative. The North Dakota Act and the Colorado Cooperative Act may be referred to herein collectively as the "Acts."

        WHEREAS, the respective Boards of Directors of the North Dakota Cooperative and Colorado Cooperative and the respective members of the North Dakota Cooperative and Colorado Cooperative each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

        SECTION 1.    THE MERGER.    At the Effective Time (as defined in Section 8), the North Dakota Cooperative and Colorado Cooperative shall combine through merger (the "DGP Merger") in accordance with the applicable provisions of the Acts, and Colorado Cooperative shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Cooperative Act.

        SECTION 2.    ARTICLES OF MERGER.    As soon as practicable following satisfaction or waiver of all conditions to the consummation of the DGP Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 10-15 of the North Dakota Act and Title 7, Article 56 of the Colorado Cooperative Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of North Dakota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

        SECTION 3.    EFFECT OF MERGER.    From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members: (a) Colorado Cooperative, as the surviving cooperative in the DGP Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Cooperative Act; (b) Colorado Cooperative, as the surviving cooperative in the DGP Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in Colorado Cooperative, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the DGP Merger; (c) Colorado Cooperative shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the DGP Merger had not taken place or Colorado Cooperative may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the DGP Merger; and (e) the DGP Merger shall have any other effect set forth in the Acts and the Transaction Agreement dated January 31, 2002, between the North Dakota Cooperative, Colorado Cooperative, Dakota Growers Corporation, a Colorado corporation, and Dakota Growers Restructuring Company, Inc., a North Dakota corporation (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of the Acts.

        SECTION 4.    ARTICLES OF INCORPORATION AND BYLAWS.    From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of Colorado Cooperative in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Colorado Cooperative, as the surviving cooperative in the DGP Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of Colorado Cooperative in effect immediately prior to the Effective Time shall be the Bylaws of Colorado Cooperative, as the surviving cooperative in the DGP Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Cooperative in connection with their consideration of the DGP Merger.

        SECTION 5.    BOARD OF DIRECTORS AND OFFICERS.    From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the North Dakota Cooperative immediately prior to the Effective Time shall become a director or an officer of Colorado Cooperative, as the surviving cooperative in the DGP Merger, (in the case of officers, holding the same office in Colorado Cooperative as they held in the North Dakota Cooperative immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Bylaws. The initial directors and officers of Colorado Cooperative prior to the effective date shall resign their positions as directors and officers of Colorado Cooperative as of the effective date.

        SECTION 6.    EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS.    At the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the North Dakota Cooperative and Colorado Cooperative (all such interests referred to herein as "North Dakota Cooperative Equity Interests" or "Colorado Cooperative Equity Interests", respectively), and membership interests in the North Dakota Cooperative and Colorado Cooperative, for equal Equity Interests and membership interests in Colorado Cooperative, shall be as follows:

          (a)    EXCHANGE AND CONTINUATION OF NORTH DAKOTA COOPERATIVE MEMBERSHIPS.    At the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each holder of Membership Stock, $125 par value per share, of the North Dakota Cooperative shall become and be a member of Colorado Cooperative, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

          (b)    COLORADO COOPERATIVE MEMBERSHIPS.    As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the North Dakota Cooperative, as the sole member of Colorado Cooperative, shall cease to exist by operation of the merger and shall cease to be a member of Colorado Cooperative.

          (c)    EXCHANGE AND CONTINUATION OF NORTH DAKOTA COOPERATIVE EQUITY INTERESTS.    As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of the North Dakota Cooperative immediately prior to the Effective Time shall be determined and exchanged for equal Equity Interests in Colorado Cooperative at its stated dollar amount on a dollar-for-dollar basis, including as follows:

      (i)
      Membership Stock. Each share of Membership Stock, $125 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Membership Stock, $125 par value per share, of Colorado Cooperative.

      (ii)
      Equity Stock. Each share of Equity Stock, $2.50 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Equity Stock, $2.50 par value per share, of Colorado Cooperative.

      (iii)
      Series A 6% Redeemable Cumulative Preferred Stock. Each share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

      (iv)
      Series B 2% Redeemable Non-Cumulative Preferred Stock. Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

      (v)
      Series C 6% Convertible Non-Cumulative Preferred Stock. Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

      (vi)
      Patronage Equity Interests and Units of Equity Participation. All patronage refunds (qualified and nonqualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests (including all entitlements thereto) standing on the books of the North Dakota Cooperative immediately prior to the Effective Time (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of Colorado Cooperative, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as Colorado Cooperative deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of Colorado Cooperative to the same obligation for loss allocation as standing on the books of the North Dakota Cooperative immediately prior to the Effective Time.

      (vii)
      Deferred Patronage and Unallocated Reserve. All deferred patronage (not exchanged above), unallocated reserves, and any other unallocated equity interests standing on the books of the North Dakota Cooperative immediately prior to the Effective Time shall be exchanged and credited for equal deferred patronage, unallocated reserves or other equal unallocated equity interests on the books of Colorado Cooperative, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as Colorado Cooperative deems necessary) and other terms and conditions of the original issuance (if applicable).

      (viii)
      Net Effect. The net effect of the exchange of North Dakota Cooperative Equity Interests for equal Colorado Cooperative Equity Interests shall be that the holders of North Dakota Cooperative Equity Interests standing on the books of the North Dakota Cooperative immediately prior to the Effective Time shall hold and will have equal Colorado Cooperative Equity Interests immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated North Dakota Cooperative Equity Interests, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal Colorado Cooperative Equity Interest immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.

          (d)    COLORADO COOPERATIVE EQUITY INTERESTS.    Prior to the Effective Time, the North Dakota Cooperative is the sole member of Colorado Cooperative and all equity interest of any and every nature in Colorado Cooperative is owned by and held in the name of the North Dakota Cooperative. At the Effective Time, the North Dakota Cooperative, as the merging entity, shall merge with and into Colorado Cooperative and shall cease to exist in its own right. All Colorado Cooperative Equity Interests of any and every nature standing on the books of Colorado Cooperative and held by the North Dakota Cooperative immediately prior to the Effective Time shall be cancelled.

          (e)    SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Membership in Colorado Cooperative and all Colorado Cooperative Equity Interests, whether issued or credited in exchange for North Dakota Cooperative Equity Interests or continued with respect to Colorado Cooperative Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (f)    FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of North Dakota Cooperative Equity Interests and each holder of Colorado Cooperative Equity Interests shall take such action or cause to be taken such action as Colorado Cooperative may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

        SECTION 7.    FURTHER ASSURANCES.    From time to time and after the Effective Time, as and when requested by Colorado Cooperative, or its successors or assigns, the North Dakota Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Colorado Cooperative, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Colorado Cooperative, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Colorado Cooperative shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the North Dakota Cooperative or Colorado Cooperative vested in Colorado Cooperative pursuant to this Plan, the officers of Colorado Cooperative or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the North Dakota Cooperative and Colorado Cooperative (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the North Dakota Cooperative and Colorado Cooperative, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

        SECTION 8.    EFFECTIVE TIME.    The DGP Merger shall become effective at the later of the filing of the Articles of Merger with the Secretary of State of North Dakota and the filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

        SECTION 9.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the North Dakota Cooperative and Colorado Cooperative, as of the date first set forth above.

DAKOTA GROWERS PASTA COMPANY

By:

Its:

DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE

By:

Its:

        THIS PLAN OF MERGER (the "Plan") is dated as of January 31, 2002, and is by and between DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE, ("Colorado Cooperative") and DAKOTA GROWERS CORPORATION ("Colorado Corporation"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

        WHEREAS, Colorado Cooperative is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes as amended (the "Colorado Cooperative Act"), and Colorado Corporation is a corporation organized under Title 7, Article 101 of the Colorado Revised Statutes, as amended (the "Colorado Corporation Act"), and a wholly owned subsidiary of Colorado Cooperative as a result of a merger of Dakota Growers Pasta Company, a North Dakota cooperative association (the "North Dakota Cooperative"), with and into Colorado Cooperative, effective on the date hereof. The Colorado Cooperative Act and the Colorado Corporation Act may be referred to herein collectively as the "Acts"; and

        WHEREAS, the Board of Directors and members of Colorado Cooperative have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Cooperative Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and

        WHEREAS, the Board of Directors and shareholders of Colorado Corporation have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Corporation Act and the CCA Act; and

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

        SECTION 1.    THE MERGER.    At the Effective Time (as defined in Section 8), Colorado Cooperative and Colorado Corporation shall combine through merger (the "Colorado Corporation Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and Colorado Corporation shall be the surviving entity and shall continue to exist as a Colorado corporation with principal offices at One Pasta Avenue, Carrington, North Dakota 58421, by virtue of, and shall be governed by, the Colorado Corporation Act.

        SECTION 2.    STATEMENT OF MERGER.    As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Colorado Corporation Merger, a statement of merger (the "Statement of Merger") shall be executed in accordance with all legal requirements. The Statement of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.

        SECTION 3.    EFFECT OF MERGER.    From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members: (a) Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the Colorado Corporation Act; (b) Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in Colorado Corporation, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the Colorado Corporation Merger; (c) Colorado Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the Colorado Corporation Merger had not taken place or Colorado Corporation may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the Colorado Corporation Merger; and (e) the Colorado Corporation Merger shall have any other effect set forth in the Acts, the CCA Act, and the Transaction Agreement dated January 31, 2002 between the North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and Dakota Growers Restructuring Company, Inc., a North Dakota corporation (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of Colorado law.

        SECTION 4.    ARTICLES OF INCORPORATION; BYLAWS.    From and after the Effective Time, pursuant to the Statement of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Incorporation of Colorado Corporation in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members, the Bylaws of Colorado Corporation as in effect immediately prior to the Effective Time shall be the Bylaws of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Entity in connection with their consideration of the Colorado Corporation Merger.

        SECTION 5.    BOARD OF DIRECTORS.    From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members, each person serving as a director or an officer of Colorado Cooperative immediately prior to the Effective Time shall be a director or an officer of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, (in the case of officers, holding the same office in Colorado Corporation as they held in Colorado Cooperative immediately prior to the Effective Time, except that the person holding the office of President and Chief Executive Officer of Colorado Cooperative immediately prior to the Effective Time shall hold the office of President and Chief Executive Officer of Colorado Corporation) to serve in accordance with the Surviving Entity Articles. The initial directors and officers of Colorado Corporation prior to the effective date shall resign their positions as directors and officers of Colorado Corporation as of the Effective Time.

        SECTION 6.    EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS.    At the Effective Time, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of Colorado Cooperative and Colorado Corporation (all such interests referred to herein as "Colorado Cooperative Equity Interests" or "Colorado Corporation Equity Interests," respectively), and membership interests in Colorado Cooperative and Colorado Corporation, for proportionally equivalent Equity Interests and equal membership interests in Colorado Corporation, shall be as follows:

          (a)    EXCHANGE AND CONTINUATION OF COLORADO COOPERATIVE MEMBERSHIPS.    As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Membership Stock, $125 par value per share, and Equity Stock, $2.50 par value per share, of Colorado Cooperative shall become and be a shareholder and holder of Common Stock, $.01 par value per share, of Colorado Corporation, (ii) each holder of Equity Stock, $2.50 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series D Delivery Preferred Stock, $.01 par value per share, of Colorado Corporation, (iii) each holder of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation, (iv) each holder of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation and (v) each holder of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation. Holders of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock and Series D Delivery Preferred Stock shall have such incidents of ownership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

          (b)    COLORADO CORPORATION OWNERSHIP.    At the Effective Time, without any further action by the Constituent Entities or any of their respective members or shareholders, Colorado Cooperative, as the sole member of Colorado Corporation, shall cease to exist by operation of the merger and shall also cease to be a shareholder of Colorado Corporation.

          (c)    EXCHANGE AND CONTINUATION OF COLORADO COOPERATIVE EQUITY INTERESTS.    At the Effective Time, without any further action by the Constituent Entities or any of their respective members, all Colorado Cooperative Equity Interests standing on the books of` Colorado Cooperative immediately after the consummation of the merger of North Dakota Cooperative with and into Colorado Cooperative, and immediately prior to the Effective Time shall be determined and exchanged for proportionally equivalent Colorado Corporation Equity Interests in Colorado Corporation as follows:

      (i)
      Membership Stock.    Each share of Membership Stock, $125 par value per share, standing on the books of Colorado Cooperative and held by members of Colorado Cooperative immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for twenty-five (25) shares of Common Stock, $.01 par value per share, of Colorado Corporation.

      (ii)
      Equity Stock.    Each share of Equity Stock, $2.50 par value per share, standing on the books of Colorado Cooperative and held by members of Colorado Cooperative immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation and one (1) share of Series D Delivery Preferred Stock, $.01 par value per share, of Colorado Corporation.

      (iii)
      Series A 6% Redeemable Cumulative Preferred Stock.    Each share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

      (iv)
      Series B 2% Redeemable Non-Cumulative Preferred Stock.    Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

      (v)
      Series C 6% Convertible Non-Cumulative Preferred Stock.    Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

          (d)    COLORADO COOPERATIVE EQUITY INTERESTS.    All shares of Membership Stock, $125 par value per share, Equity Stock, $2.50 par value per share, Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, and Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, on the books of Colorado Cooperative immediately prior to the Effective Time shall be cancelled and shall cease to exist.

          (e)    NONQUALIFIED WRITTEN NOTICES OF ALLOCATION.    All Nonqualified Written Notices of Allocation standing on the books of Colorado Cooperative immediately prior to the Effective Time shall be converted into shares of Common Stock of Colorado Corporation at a rate of one share of such Common Stock for each $7.36 of such Nonqualified Written Notices of Allocation.

          (f)    COLORADO CORPORATION EQUITY INTERESTS.    Prior to the Effective Time, Colorado Cooperative is the sole member of Colorado Corporation and all equity interest of any and every nature in Colorado Corporation is owned by and held in the name of Colorado Cooperative. At the Effective Time, Colorado Cooperative, as the merging entity, shall merge with and into Colorado Corporation and shall cease to exist in its own right. All Colorado Corporation Equity Interests of any and every nature standing on the books of Colorado Cooperative immediately prior to the Effective Time shall be cancelled.

          (g)    SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN.    Ownership in Colorado Corporation and all Colorado Corporation Equity Interests issued or credited in exchange for Colorado Cooperative Equity Interests and continued with respect to Colorado Corporation Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (h)    FURTHER ASSURANCES OF HOLDERS OF EQUITY.    Each holder of Colorado Cooperative Equity Interests and each holder of Colorado Corporation Equity Interests shall take such action or cause to be taken such action as Colorado Corporation may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

        SECTION 7.    FURTHER ASSURANCES.    From time to time and after the Effective Time, as and when requested by Colorado Corporation, or its successors or assigns, Colorado Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Colorado Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Colorado Corporation, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Colorado Corporation shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of Colorado Cooperative or Colorado Corporation vested in Colorado Corporation pursuant to this Plan, the officers of Colorado Corporation or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each Colorado Cooperative and Colorado Corporation (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each Colorado Cooperative and Colorado Corporation, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

        SECTION 8.    EFFECTIVE DATE.    The Colorado Corporation Merger shall become effective immediately after later to occur of the following: (i) the effectiveness of the merger of the North Dakota Cooperative with and into Colorado Cooperative; and (ii) the of filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

        SECTION 9.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of Colorado Cooperative and Colorado Corporation, as of the date first set forth above.

DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE

By:

Its:

DAKOTA GROWERS CORPORATION

By:

Its:

        THIS PLAN OF MERGER (the "Plan") is dated as of January 31, 2002, and is by and between DAKOTA GROWERS CORPORATION (the "Colorado Corporation") and DAKOTA GROWERS RESTRUCTURING COMPANY, INC. (the "North Dakota Corporation"), each of which may be referred to herein as a "Constituent Corporation" and both of which may be collectively referred to herein as the "Constituent Corporations."

        WHEREAS, the Colorado Corporation is a corporation organized under Title 7, Article 101 of the Colorado Revised Statutes, as amended (the "Colorado Corporation Act"); and North Dakota Corporation is a corporation organized under Section 10-19.1 of the North Dakota Business Corporation Act (the "North Dakota Corporation Act"), and is a wholly owned subsidiary of the Colorado Corporation. The Colorado Corporation Act and the North Dakota Corporation Act may be referred to herein collectively as the "Acts."

        WHEREAS, the respective Boards of Directors of the Colorado Corporation and North Dakota Corporation and the respective shareholders of the Colorado Corporation and North Dakota Corporation each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

        SECTION 1.    THE MERGER.    At the Effective Time (as defined in Section 8), the Colorado Corporation and North Dakota Corporation shall combine through merger (the "DGP Merger") in accordance with the applicable provisions of the Acts, and North Dakota Corporation shall be the surviving corporation and shall continue to exist as a North Dakota corporation by virtue of, and shall be governed by, the North Dakota Corporation Act.

        SECTION 2.    ARTICLES OF MERGER.    As soon as practicable following satisfaction or waiver of all conditions to the consummation of the DGP Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Title 7, Article 101 of the Colorado Corporation Act and Section 10-19.1 of the North Dakota Corporation Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of North Dakota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

        SECTION 3.    EFFECT OF MERGER.    From and after the Effective Time, without any further action by the Constituent Corporations or any of their respective shareholders: (a) North Dakota Corporation, as the surviving corporation in the DGP Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the North Dakota Corporation Act; (b) North Dakota Corporation, as the surviving corporation in the DGP Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Corporation, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Corporation, shall be deemed to be and hereby is vested in North Dakota Corporation, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Corporation, shall not revert or be in any way impaired by reason of the DGP Merger; (c) North Dakota Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Corporation, and any claim existing or action or proceeding pending by or against one of the Constituent Corporations may be prosecuted as if the DGP Merger had not taken place or North Dakota Corporation may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the DGP Merger; and (e) the DGP Merger shall have any other effect set forth in the Acts and the Transaction Agreement dated January 31, 2002 between the

Colorado Corporation, North Dakota Corporation, Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative, and Dakota Growers Pasta Company, a North Dakota cooperative (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of the Acts.

        SECTION 4.    ARTICLES OF INCORPORATION AND BYLAWS.    From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Corporations or any of their respective members, the Articles of Incorporation of North Dakota Corporation in effect immediately prior to the Effective Time shall be the Articles of Incorporation of North Dakota Corporation, as the surviving corporation in the DGP Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Corporations or any of their respective members, the Bylaws of North Dakota Corporation in effect immediately prior to the Effective Time shall be the Bylaws of North Dakota Corporation, as the surviving corporation in the DGP Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Corporation in connection with their consideration of the DGP Merger. The Constituent Corporations shall take such actions as may be necessary for Surviving Entity, from and after the Effective Time, to permit the Surviving Entity to be known as and use the name "Dakota Growers Pasta Company, Inc."

        SECTION 5.    BOARD OF DIRECTORS AND OFFICERS.    From and after the Effective Time, without any further action by the Constituent Corporations or any of their respective members, each person serving as a director or an officer of the Colorado Corporation immediately prior to the Effective Time shall become a director or an officer of North Dakota Corporation, as the surviving corporation in the DGP Merger, (in the case of officers, holding the same office in North Dakota Corporation as they held in the Colorado Corporation immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Bylaws. The initial directors and officers of North Dakota Corporation prior to the effective date shall resign their positions as directors and officers of North Dakota Corporation as of the effective date.

        SECTION 6.    EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS.    At the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, any other allocated equity interests, and unallocated and capital reserves of the Colorado Corporation and North Dakota Corporation (all such interests referred to herein as "Colorado Corporation Equity Interests" or "North Dakota Corporation Equity Interests", respectively), and ownership interests in the Colorado Corporation and North Dakota Corporation, for equal Equity Interests and membership interests in North Dakota Corporation, shall be as follows:

          (a)    COLORADO CORPORATION SHARES.    As of the Effective Time, without any further action by the Constituent Corporations or any of their respective members, the Colorado Corporation, as the sole shareholder of North Dakota Corporation, shall cease to exist by operation of the merger and shall cease to be a shareholder of North Dakota Corporation.

          (c)    EXCHANGE AND CONTINUATION OF CORPORATE EQUITY INTERESTS.    As of the Effective Time, without any further action by the Constituent Corporations or any of their respective members, all Colorado Corporation Equity Interests standing on the books of the Colorado Corporation immediately prior to the Effective Time shall be determined and exchanged for equal North Dakota Corporation Equity Interests at its stated dollar amount on a dollar-for-dollar basis, including as follows:

    (ix)
    Common Stock.    Each share of Common Stock, $.01 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock, $.01 par value per share, of North Dakota Corporation.

    (x)
    Series A 6% Redeemable Cumulative Preferred Stock.    Each share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (xi)
    Series B 2% Redeemable Non-Cumulative Preferred Stock.    Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (xii)
    Series C 6% Convertible Non-Cumulative Preferred Stock.    Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (xiii)
    Series D Delivery Preferred Stock.    Each share of Series D Delivery Preferred Stock, $.01 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Series D Delivery Preferred Stock, $.01 par value per share, of North Dakota Corporation.

    (xiv)
    Net Effect.    The net effect of the exchange of Colorado Corporation Equity Interests for equal North Dakota Corporation Equity Interests shall be that the holders of Colorado Corporation Equity Interests standing on the books of the Colorado Corporation immediately prior to the Effective Time shall hold and will have equal North Dakota Corporation Equity Interests immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated Colorado Corporation Equity Interests, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal North Dakota Corporation Equity Interest immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.

          (d)    NORTH DAKOTA CORPORATION EQUITY INTERESTS.    Prior to the Effective Time, the Colorado Corporation is the sole shareholder of North Dakota Corporation and all equity interest of any and every nature in North Dakota Corporation is owned by and held in the name of the Colorado Corporation. At the Effective Time, the Colorado Corporation, as the merging entity, shall merge with and into North Dakota Corporation and shall cease to exist in its own right. All North Dakota Corporation Equity Interests of any and every nature standing on the books of North Dakota Corporation and held by the Colorado Corporation immediately prior to the Effective Time shall be cancelled.

          (e)    SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN.    Ownership in North Dakota Corporation and all North Dakota Corporation Equity Interests, whether issued or credited in exchange for Colorado Corporation Equity Interests or continued with respect to North Dakota Corporation Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (g)    FURTHER ASSURANCES OF HOLDERS OF EQUITY.    Each holder of Colorado Corporation Equity Interests and each holder of North Dakota Corporation Equity Interests shall take such action or cause to be taken such action as North Dakota Corporation may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

        SECTION 7.    FURTHER ASSURANCES.    From time to time and after the Effective Time, as and when requested by North Dakota Corporation, or its successors or assigns, the Colorado Corporation shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as North Dakota Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to North Dakota Corporation, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If North Dakota Corporation shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Colorado Corporation or North Dakota Corporation vested in North Dakota Corporation pursuant to this Plan, the officers of North Dakota Corporation or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Colorado Corporation and North Dakota Corporation (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Colorado Corporation and North Dakota Corporation, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

        SECTION 8.    EFFECTIVE TIME.    The DGP Merger shall become effective at the later of the filing of the Articles of Merger with the Secretary of State of North Dakota and the filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

        SECTION 9.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Colorado Corporation and North Dakota Corporation, as of the date first set forth above.

DAKOTA GROWERS RESTRUCTURING COMPANY, INC.

By:
Its:
DAKOTA GROWERS CORPORATION

By:
Its:

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  Exhibit 2.1
PLAN OF MERGER